Exhibit 99.1

Clean Energy Reports Revenue of $109.3 Million and 62.0 Million RNG Gallons Sold for the Fourth Quarter of 2024

NEWPORT BEACH, Calif. — (BUSINESS WIRE) — February 24, 2025 — Clean Energy Fuels Corp. (NASDAQ: CLNE) (“Clean Energy” or the “Company”) today announced its operating results for the fourth quarter of 2024 and year ended December 31, 2024.

Financial Highlights

o	Revenue of $109.3 million in Q4 2024 compared to $106.9 million in Q4 2023.
o	Revenue of $415.9 million for the year 2024, compared to $425.2 million for 2023.
o	Net loss attributable to Clean Energy for Q4 2024 was $(30.2) million, or $(0.13) per share, on a GAAP (as defined below) basis, compared to $(18.7) million, or $(0.08) per share, for Q4 2023.
o	Net loss attributable to Clean Energy for the year 2024 was $(83.1) million, or $(0.37) per share, on a GAAP basis, compared to $(99.5) million, or $(0.45) per share, for 2023.
o	Adjusted EBITDA (as defined below) was $23.6 million for Q4 2024, compared to $21.2 million for Q4 2023.
o	Adjusted EBITDA was $76.6 million for the year 2024, compared to $43.6 million for 2023.
o	Cash, Cash Equivalents (less restricted cash) and Short-Term Investments totaled $217.5 million as of December 31, 2024.
o	2025 outlook:
o	GAAP net loss of approximately $(160) million to $(155) million.
◾	Inclusive of up to approximately $55 million of accelerated depreciation expense from the potential abandonment of certain LNG station assets located at 55 Pilot Flying J locations.
◾	Excludes alternative fuel excise tax credit (“AFTC”) that expired in 2024, amounting to approximately $24 million in revenue in 2024.
o	Adjusted EBITDA of $50 million to $55 million.
◾	Excludes AFTC that expired in 2024, amounting to approximately $24 million in revenue in 2024.

Operational and Strategic Highlights

o	Renewable natural gas (“RNG”) gallons sold of 62.0 million gallons in Q4 2024, an 8.8% increase compared to Q4 2023. RNG gallons sold for the year 2024 were 236.7 million gallons versus 225.7 million gallons in 2023, a 4.9% increase.
o	Expanded a RNG fueling station owned by the LA County Sanitation District dispensing 1 million gallons a year and utilizing the Districts’ RNG generated from wastewater and organic matter together with RNG sourced from Clean Energy.
o	Closed numerous RNG deals with cross-industry customers such as DHL, Food Express, LA Metro, and Estes Express Lines.
o	Awarded design and construction contract for a new hydrogen station for Riverside Transit.

Commentary by Andrew J. Littlefair, President and Chief Executive Officer

“Hats off to the Clean Energy team for finishing the year strong with a 9% year over year increase in quarterly RNG delivered and ending 2024 at the low end of our GAAP loss guidance range and exceeding the high end of our Adjusted EBITDA guidance range, leaving us on strong financial footing. Our growing fuel volumes of RNG are contributing positively to our favorable financial results even before the anticipated impact of the additional volumes driven by trucks hitting the road with the new Cummins X15N engine, which should occur later in 2025 and beyond. And we’ve already begun to work with the new Administration as it focuses on solutions rather than mandates when it comes to transportation energy needs. Because of its environmental and economic development benefits to both urban and rural areas, RNG already has broad bipartisan support and should be part of every discussion regarding the heavy-duty transportation sector across the US and Canada.”

Summary and Review of Results

The Company’s revenue for the fourth quarter of 2024 was reduced by $18.0 million of non-cash stock-based sales incentive contra-revenue charges (“Amazon warrant charges”) related to the warrant issued to Amazon.com NV Investment Holdings LLC (the “Amazon warrant”), compared to Amazon warrant charges of $16.1 million in Q4 2023. Q4 2024 includes $6.1 million of AFTC revenue versus $5.9 million of AFTC in Q4 2023. Q4 2024 station construction revenues of $6.1 million versus $8.9 million of station construction revenues in Q4 2023. Revenue for Q4 2024 also included an unrealized loss of $0.4 million on commodity swap and customer fueling contracts relating to the Company’s Zero Now truck financing program, compared to an unrealized loss of $1.7 million in Q4 2023. Q4 2023 also included an unrealized gain from commodity swaps of $1.8 million related to the Zero Now truck financing program.  Q4 2024 renewable identification number (“RIN”) and low carbon fuel standards (“LCFS”) revenues of $13.5 million versus $11.5 million of RIN and LCFS revenues in Q4 2023 reflecting principally an increase in gallons of RNG fuel sold, increased mix of low carbon intensity dairy RNG, increased share of RIN values and higher LCFS prices partially offset by lower RIN credit prices in Q4 2024 versus 2023.

Net loss attributable to Clean Energy for Q4 2024 included an impairment of investments in equity securities of $8.1 million versus no such charge in Q4 2023 and Q4 2024 had higher Amazon warrant charges when compared to Q4 2023. Q4 2024 non-operating net interest expenses were lower than Q4 2023 primarily due to debt extinguishment expense in Q4 2023. Q4 2024 losses from equity method investments were higher than Q4 2023 due to the ramp up of operations of our dairy RNG projects in 2024. Selling, general and administrative expenses were higher in Q4 2024 compared to Q4 2023 by approximately $3.8 million mainly due to higher wages and salaries expense and business insurance costs, partially offset by lower stock compensation expense in Q4 2024.

Non-GAAP income (loss) per share (as defined below) for Q4 2024 was $0.02, compared to $0.01 per share for Q4 2023.

Adjusted EBITDA was $23.6 million for Q4 2024, compared to $21.2 million for Q4 2023.

In this press release, Clean Energy refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures may not be comparable to similarly titled measures being used and disclosed by other companies. Clean Energy believes that this non-GAAP information is useful to an understanding of its operating results and the ongoing performance of its business. Non-GAAP income (loss) per share and Adjusted EBITDA are defined below and reconciled to GAAP net income (loss) per share attributable to Clean Energy and GAAP net income (loss) attributable to Clean Energy, respectively.

The table below shows GAAP and non-GAAP income (loss) attributable to Clean Energy per share and also reconciles GAAP net income (loss) attributable to Clean Energy to the non-GAAP net income (loss) attributable to Clean Energy figure used in the calculation of non-GAAP income (loss) per share:

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except share and per share data)	2023	2024	2023	2024
Net loss attributable to Clean Energy Fuels Corp.	$(18,687)	$(30,159)	$(99,497)	$(83,070)
Amazon warrant charges	16,136	18,022	60,609	60,764
Stock-based compensation expense	5,056	2,449	23,336	10,803
Loss from Rimere equity method investment	—	4,460	—	8,854
Loss from SAFE&CEC S.r.l. equity method investment	376	334	1,700	2,218
Loss (gain) from change in fair value of derivative instruments	(146)	398	158	131
Impairment of investments in equity securities	—	8,102	—	8,102
Amortization of investment tax credit from RNG equity method investments	—	(23)	—	(390)
Non-GAAP net income (loss) attributable to Clean Energy Fuels Corp.	$2,735	$3,583	$(13,694)	$7,412
Diluted weighted-average common shares outstanding	224,461,577	224,648,677	222,904,785	224,285,371
GAAP loss attributable to Clean Energy Fuels Corp. per share	$(0.08)	$(0.13)	$(0.45)	$(0.37)
Non-GAAP income (loss) attributable to Clean Energy Fuels Corp. per share	$0.01	$0.02	$(0.06)	$0.03

The table below shows Adjusted EBITDA and also reconciles this figure to GAAP net loss attributable to Clean Energy:

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2023	2024	2023	2024
Net loss attributable to Clean Energy Fuels Corp.	$(18,687)	$(30,159)	$(99,497)	$(83,070)
Income tax expense (benefit)	(257)	2,062	(423)	2,692
Interest expense	10,312	8,139	22,924	32,179
Interest income	(3,114)	(3,187)	(11,148)	(14,005)
Depreciation and amortization	10,714	10,941	45,674	44,737
Impairment of investments in equity securities	—	8,102	—	8,102
Amazon warrant charges	16,136	18,022	60,609	60,764
Stock-based compensation expense	5,056	2,449	23,336	10,803
Loss from Rimere equity method investment	—	4,460	—	8,854
Loss from SAFE&CEC S.r.l. equity method investment	376	334	1,700	2,218
Loss (gain) from change in fair value of derivative instruments	(146)	398	158	131
Depreciation and amortization from RNG equity method investments	957	2,582	1,666	6,067
Interest expense from RNG equity method investments	266	174	992	1,386
Interest income from RNG equity method investments	(462)	(684)	(2,420)	(3,826)
Amortization of investment tax credit from RNG equity method investments	—	(23)	—	(390)
Adjusted EBITDA	$21,151	$23,610	$43,571	$76,642

The tables below present a further breakdown of the above consolidated Adjusted EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2023	2024	2023	2024
Net loss attributable to fuel distribution	$(15,045)	$(24,580)	$(92,606)	$(67,549)
Income tax expense (benefit)	(257)	2,062	(423)	2,692
Interest expense	10,312	8,139	22,924	32,179
Interest income	(3,114)	(3,187)	(11,148)	(14,005)
Depreciation and amortization	10,714	10,941	45,674	44,737
Impairment of investments in equity securities	—	8,102	—	8,102
Amazon warrant charges	16,136	18,022	60,609	60,764
Stock-based compensation expense	5,056	2,449	23,336	10,803
Loss from Rimere equity method investment	—	4,460	—	8,854
Loss from SAFE&CEC S.r.l. equity method investment	376	334	1,700	2,218
Loss (gain) from change in fair value of derivative instruments	(146)	398	158	131
Adjusted EBITDA attributable to fuel distribution	$24,032	$27,140	$50,224	$88,926

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2023	2024	2023	2024
Net loss from RNG equity method investments attributable to Clean Energy Fuels Corp.	$(3,642)	$(5,579)	$(6,891)	$(15,521)
Depreciation and amortization from RNG equity method investments	957	2,582	1,666	6,067
Interest expense from RNG equity method investments	266	174	992	1,386
Interest income from RNG equity method investments	(462)	(684)	(2,420)	(3,826)
Amortization of investment tax credit from RNG equity method investments	—	(23)	—	(390)
Adjusted EBITDA of RNG equity method investments attributable to Clean Energy Fuels Corp.	$(2,881)	$(3,530)	$(6,653)	$(12,284)

Fuel and Service Volume

The following tables present, for the three months and year ended December 31, 2023 and 2024, (1) the amount of total fuel volume the Company sold to customers with particular focus on RNG volume as a subset of total fuel volume and (2) operation and maintenance (“O&M”) services volume dispensed at facilities the Company does not own but at which it provides O&M services on a per-gallon or fixed fee basis. Certain gallons are included in both fuel and service volumes when the Company sells fuel (product revenue) to a customer and provides maintenance services (service revenue) to the same customer.

	Three Months Ended		Year Ended
Fuel volume, GGEs(1) sold (in millions),	December 31,		December 31,
correlating to total volume-related product revenue	2023	2024	2023	2024
RNG	57.0	62.0	225.7	236.7
Conventional natural gas	15.9	16.5	62.5	60.8
Total fuel volume	72.9	78.5	288.2	297.5

	Three Months Ended		Year Ended
O&M services volume, GGEs(1) serviced (in millions),	December 31,		December 31,
correlating to volume-related O&M services revenue	2023	2024	2023	2024
O&M services volume	64.9	64.4	256.9	263.2

(1)	The Company calculates one gasoline gallon equivalent (“GGE”) to equal 125,000 British Thermal Units (“BTUs”), and, as such, one million BTUs (“MMBTU”) equal eight GGEs.

Sources of Revenue

The following table shows the Company’s sources of revenue for the three months and year ended December 31, 2023 and 2024:

	Three Months Ended		Year Ended
	December 31,		December 31,
Revenue (in millions)	2023	2024	2023	2024
Product revenue:
Volume-related (1)
Fuel sales(2) (4)	$66.8	$69.1	$287.0	$258.9
Change in fair value of derivative instruments(3)	0.1	(0.4)	(0.2)	(0.1)
RIN Credits	9.2	9.6	25.9	39.0
LCFS Credits	2.4	3.9	9.9	9.9
AFTC	5.9	6.1	20.9	23.8
Total volume-related product revenue	84.4	88.3	343.5	331.5
Station construction sales	8.8	6.1	26.4	25.2
Total product revenue	93.2	94.4	369.9	356.7
Service revenue:
Volume-related, O&M services	13.1	14.3	52.7	56.9
Other services	0.6	0.6	2.6	2.3
Total service revenue	13.7	14.9	55.3	59.2
Total revenue	$106.9	$109.3	$425.2	$415.9

(1)	The Company’s volume-related product revenue primarily consists of sales of RNG and conventional natural gas, in the form of CNG and LNG, and sales of RINs and LCFS Credits in addition to changes in fair value of our derivative instruments.

(2)	Includes $16.1 million and $60.6 million of Amazon warrant non-cash stock-based sales incentive contra-revenue charges for the three months and year ended December 31, 2023, respectively. Includes $18.0 million and $60.8 million of Amazon warrant non-cash stock-based sales incentive contra-revenue charges for the three months and year ended December 31, 2024, respectively.

(3)	The change in fair value of unsettled derivative instruments is related to the Company’s commodity swap and customer fueling contracts. The amounts are classified as revenue because the Company’s commodity swap contracts are used to economically offset the risk associated with the diesel-to-natural gas price spread resulting from customer fueling contracts under the Company’s truck financing program.

(4)	Includes net settlement of the Company’s commodity swap derivative instruments. For the three months and year ended December 31, 2023, net settlement payments recognized in fuel revenue were $1.9 million and $4.9 million, respectively. For the three months and year ended December 31, 2024, net settlement payments recognized in fuel revenue were $0.0 million and $2.4 million, respectively.

2025 Outlook

Our GAAP net loss for 2025 is expected to range from approximately $(160) million to $(155) million, assuming no unrealized gains or losses on customer contracts relating to the Company’s truck financing program and including Amazon warrant charges estimated to be approximately $53 million, and up to approximately $55 million in accelerated depreciation expense from the potential abandonment of certain LNG station assets located at 55 Pilot Flying J locations. Changes in diesel and natural gas market conditions resulting in unrealized gains or losses on the Company’s customer fueling contracts relating to the Company’s truck financing program, and significant variations in the vesting of the Amazon warrant could significantly affect the Company’s estimated GAAP net loss for 2025. Adjusted EBITDA for 2025 is estimated to range from approximately $50 million to $55 million. These expectations exclude the impact of any acquisitions, divestitures, new joint ventures, transactions and other extraordinary events; and macroeconomic conditions and global supply chain issues. Additionally, the expectations regarding 2025 Adjusted EBITDA assume the calculation of this non-GAAP financial measure in the same manner as described above and adding back the estimated Amazon warrant charges described above and without adjustments for any other items that may arise during 2025 that management deems appropriate to exclude. These expectations are forward-looking statements and are qualified by the statement under “Safe Harbor Statement” below.

(in thousands)	2025 Outlook
Net loss attributable to Clean Energy Fuels Corp.	$(160,000) - (155,000)
Income tax expense	700
Interest expense	31,200
Interest income	(6,000)
Depreciation and amortization	104,000
Stock-based compensation	11,000
Loss from SAFE&CEC S.r.l. and Rimere equity method investments	6,000
Loss from change in fair value of derivative instruments	—
Amazon warrant charges	53,000
Depreciation and amortization from RNG equity method investments	10,000
Interest expense from RNG equity method investments	600
Interest income from RNG equity method investments	(500)
Adjusted EBITDA	$50,000 - 55,000

The tables below present a further breakdown of the above consolidated Adjusted EBITDA:

(in thousands)	2025 Outlook
Net loss attributable to fuel distribution	$(140,400) - (138,400)
Income tax expense	700
Interest expense	31,200
Interest income	(6,000)
Depreciation and amortization	104,000
Stock-based compensation	11,000
Loss from SAFE&CEC S.r.l. and Rimere equity method investments	6,000
Loss from change in fair value of derivative instruments	—
Amazon warrant charges	53,000
Adjusted EBITDA attributable to fuel distribution	$59,500 - 61,500

(in thousands)	2025 Outlook
Net loss attributable to RNG upstream*	$(19,600) - (16,600)
Depreciation and amortization from RNG upstream	10,000
Interest expense from RNG upstream	600
Interest income from RNG upstream	(500)
Adjusted EBITDA attributable to RNG upstream	$(9,500) - (6,500)
* RNG upstream combines net loss from RNG equity method investments attributable to Clean Energy and the results of RNG production projects owned by Clean Energy

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.800.225.9448 from the U.S. (Conference ID: CLEAN) and international callers can dial 1.203.518.9708 (conference ID: CLEAN). A telephone replay will be available approximately three hours after the call concludes through Monday, March 24, 2025, by dialing 1.844.512.2921 from the U.S., or 1.412.317.6671 from international locations, and entering Replay Pin Number 11158183. There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels Corp.

Clean Energy Fuels Corp. is the country’s largest provider of the cleanest fuel for the transportation market. Our mission is to decarbonize transportation through the development and delivery of renewable natural gas (“RNG”), a sustainable fuel derived from organic waste. Clean Energy allows thousands of vehicles, from airport shuttles to city buses to waste and heavy-duty trucks, to reduce their amount of climate-harming greenhouse gas. We operate a vast network of fueling stations across the U.S. and Canada. Visit www.cleanenergyfuels.com and follow @ce_renewables on X (formerly known as Twitter).

Non-GAAP Financial Measures

To supplement the Company’s unaudited consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP financial measures that it calls non-GAAP income (loss) per share (“non-GAAP income (loss) per share”) and adjusted EBITDA (“Adjusted EBITDA”). Management presents non-GAAP income (loss) per share and Adjusted EBITDA because it believes these measures provide meaningful supplemental information about the Company’s performance for the following reasons: (1) they allow for greater transparency with respect to key metrics used by management to assess the Company’s operating performance and make financial and operational decisions; (2) they exclude the effect of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; and (3) they are used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Non-GAAP income (loss) per share and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP income (loss), GAAP income (loss) per share or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of non-GAAP income (loss) per share and Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

Non-GAAP Income (Loss) Per Share

Non-GAAP income (loss) per share, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus Amazon warrant charges, plus stock-based compensation expense, plus (minus) loss (income) from Rimere equity method investment, plus (minus) loss (income) from the SAFE&CEC S.r.l. equity method investment, plus (minus) any loss (gain) from changes in the fair value of derivative instruments, and minus amortization of investment tax credit from RNG equity method investments, the total of which is divided by the Company’s weighted-average common shares outstanding on a diluted basis. The Company’s management believes excluding non-cash expenses related to the Amazon warrant charges provides useful information to investors regarding the Company’s performance because the Amazon warrant charges are measured based upon a fair value determined using a variety of assumptions and estimates, and the Amazon warrant charges do not affect the Company’s operating cash flows related to the delivery and sale of vehicle fuel to its customer. The Company’s management believes excluding non-cash expenses related to stock-based compensation provides useful information to investors regarding the Company’s performance because of the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use, which may obscure trends in a company’s core operating performance. In addition, the Company’s management believes excluding the results from the Rimere equity method investment is useful to investors because Rimere is an investment belonging to the non-core operations of the Company, and its results are not indicative of the Company’s ongoing operations. Similarly, the Company’s management believes excluding the non-cash results from the SAFE&CEC S.r.l. equity method investment is useful to investors because these charges are not part of or representative of the core operations of the Company. In addition, the Company’s management believes excluding the non-cash loss (gain) from changes in the fair value of derivative instruments is useful to investors because the valuation of the derivative instruments is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside of management’s control, and the exclusion of these amounts enables investors to compare the Company’s performance with other companies that do not use, or use different forms of, derivative instruments. Furthermore, the Company’s management believes excluding other income relating to the amortization of investment tax credit from RNG equity method investments is useful to investors because such income is not generated from the core operations of the Company and may obscure trends of the Company’s core operations.

Adjusted EBITDA

Adjusted EBITDA, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus (minus) income tax expense (benefit), plus interest expense (including any losses from the extinguishment of debt), minus interest income, plus depreciation and amortization expense, plus Amazon warrant charges, plus stock-based compensation expense, plus (minus) loss (income) from the Rimere equity method investment, plus (minus) loss (income) from the SAFE&CEC S.r.l. equity method investment, plus (minus) any loss (gain) from changes in the fair value of derivative instruments, plus depreciation and amortization expense from RNG equity method investments, plus interest expense from RNG equity method investments, minus interest income from RNG equity method investments, and minus amortization of investment tax credit from RNG equity method investments. The Company’s management believes Adjusted EBITDA provides useful information to investors regarding the Company’s performance for the same reasons discussed above with respect to non-GAAP income (loss) per share. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about, among other things, our fiscal 2025 outlook, our volume growth, customer expansion, production sources, joint ventures, governmental regulations, expectations regarding the X15N engine, and the benefits of our fuels.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and are based on the Company’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company and its business. As a result, actual results, performance or achievements and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors including, among others: the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel, and the rate and level of any such adoption; the market’s perception of the benefits of RNG and conventional natural gas relative to other alternative vehicle fuels; natural gas vehicle and engine cost, fuel usage, availability, quality, safety, convenience, design, performance and residual value, as well as operator perception with respect to these factors, in general and in the Company’s key customer markets, including heavy-duty trucking; the Company’s ability to further develop and manage its RNG business, including its ability to procure adequate supplies of RNG and generate revenues from sales of such RNG; the Company and its suppliers’ ability to successfully develop and operate projects and produce expected volumes of RNG; the impact of a bankruptcy or failure of any source owners at our projects; the Company’s dependence on the production of vehicles and engines by manufacturers over which the Company has no control; the long and variable development cycle required to secure ADG RNG from new projects; the potential commercial viability, solvency, financial capacity, and operational capability of livestock waste and dairy farm projects to produce RNG; the Company’s history of net losses and the possibility that the Company could incur additional net losses in the future; the Company’s and its partners’ ability to acquire, finance, construct and develop other commercial projects; the Company’s ability to invest in hydrogen stations or modify its fueling stations to reform its RNG to fuel hydrogen and charge electric vehicles; the future supply, demand, use and prices of crude oil, gasoline, diesel, natural gas, and other vehicle fuels, including overall levels of and volatility in these factors; changes in the competitive environment in which we operate, including potentially increasing competition in the market for vehicle fuels generally; the Company’s ability to manage and increase its business of transporting and selling CNG for non-vehicle purposes via virtual natural gas pipelines and interconnects, as well as its station design and construction activities; construction, permitting and other factors that could cause delays or other problems at station construction projects; the Company’s ability to procure and maintain contracts with government entities; the Company’s ability to execute and realize the intended benefits of any acquisitions, divestitures, investments or other strategic relationships or transactions; significant fluctuations in the Company’s results of operations, which make it difficult to predict future results of operations; the Company’s warranty reserves may not adequately cover its warranty obligations; a future pandemic, epidemic or other infectious disease outbreak; the future availability of and the Company’s access to additional capital, which may include debt or equity financing, in the amounts and at the times needed to fund growth in the Company’s business and the repayment of its debt obligations (whether at or before their due dates) or other expenditures, as well as the terms and other effects of any such capital raising transaction; the Company’s ability to generate sufficient cash flows to repay its debt obligations as they come due; the availability of environmental, tax and other government legislation, regulations, programs and incentives that promote natural gas, such as AFTC, or other alternatives as a vehicle fuel, including long-standing support for gasoline- and diesel-powered vehicles and growing support for electric and hydrogen-powered vehicles that could result in programs or incentives that favor these or other vehicles or vehicle fuels over natural gas; the Company’s ability to comply with various registration and regulatory requirements related to its RNG projects; the effect of, or potential for changes to greenhouse gas emissions requirements or other environmental regulations applicable to vehicles powered by gasoline, diesel, natural gas or other vehicle fuels and crude oil and natural gas fueling, drilling, production, transportation or use; the Company’s ability to manage the health, safety and environmental risks inherent in its operations; the Company’s compliance with all applicable government and environmental regulations; the impact of the foregoing on the trading price of the Company’s common stock; the interests of the Company’s significant stockholders may differ from the Company’s other stockholders; the Company’s ability to protect against any material failure, inadequacy, interruption or security failure of is information technology; and general political, regulatory, economic and market conditions.

The forward-looking statements made in this press release speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s periodic reports filed with the Securities and Exchange Commission (www.sec.gov), including its Annual Report on Form 10-K for the year ended December 31, 2024 that the Company expects to file with the Securities and Exchange Commission on or about February 24, 2025, contain additional information about these and other risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release, and such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the Securities and Exchange Commission.

Media Contact:
Gary Foster
(949) 437-1113
Gary.Foster@cleanenergyfuels.com

Investor Contact:

Thomas Driscoll

(949) 437-1191

Thomas.Driscoll@cleanenergyfuels.com

Source: Clean Energy Fuels Corp.

Clean Energy Fuels Corp. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31,	December 31,
	2023	2024
Assets
Current assets:
Cash, cash equivalents and current portion of restricted cash	$106,963	$91,562
Short-term investments	158,186	127,970
Accounts receivable, net of allowance of $1,475 and $1,965 as of December 31, 2023 and December 31, 2024, respectively	98,426	107,683
Other receivables	17,440	14,630
Inventory	45,335	43,434
Notes receivable - related party	2,330	2,372
Prepaid expenses and other current assets	41,495	26,117
Total current assets	470,175	413,768
Operating lease right-of-use assets	92,324	90,598
Land, property and equipment, net	331,758	365,319
Notes receivable and other long-term assets, net	35,735	38,245
Investments in other entities	258,773	265,268
Goodwill	64,328	64,328
Intangible assets, net	6,365	6,365
Total assets	$1,259,458	$1,243,891
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of debt	$38	$40
Current portion of finance lease obligations	1,758	920
Current portion of operating lease obligations	6,687	8,027
Accounts payable	56,995	33,301
Accrued liabilities	91,534	105,563
Deferred revenue	4,936	6,871
Derivative liabilities, related party	1,875	—
Total current liabilities	163,823	154,722
Long-term portion of debt	261,123	265,327
Long-term portion of finance lease obligations	1,839	1,766
Long-term portion of operating lease obligations	89,065	89,049
Other long-term liabilities	9,961	13,496
Total liabilities	525,811	524,360
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value. 454,000,000 shares authorized; 223,026,966 shares and 223,456,994 shares issued and outstanding as of December 31, 2023 and December 31, 2024, respectively	22	22
Additional paid-in capital	1,658,339	1,730,090
Accumulated deficit	(929,472)	(1,012,542)
Accumulated other comprehensive loss	(2,119)	(4,297)
Total Clean Energy Fuels Corp. stockholders’ equity	726,770	713,273
Noncontrolling interest in subsidiary	6,877	6,258
Total stockholders’ equity	733,647	719,531
Total liabilities and stockholders’ equity	$1,259,458	$1,243,891

Clean Energy Fuels Corp. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2024	2023	2024
Revenue:
Product revenue	$93,189	$94,435	$369,824	$356,709
Service revenue	13,668	14,891	55,335	59,156
Total revenue	106,857	109,326	425,159	415,865
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	69,246	65,421	309,901	249,627
Service cost of sales	8,515	9,394	33,719	37,918
Selling, general and administrative	24,951	28,390	112,265	111,834
Depreciation and amortization	10,714	10,941	45,674	44,737
Impairment of investments in equity securities	—	8,102	—	8,102
Total operating expenses	113,426	122,248	501,559	452,218
Operating loss	(6,569)	(12,922)	(76,400)	(36,353)
Interest expense	(10,312)	(8,139)	(22,924)	(32,179)
Interest income	3,114	3,187	11,148	14,005
Other income, net	80	13	165	106
Loss from equity method investments	(5,401)	(10,361)	(12,510)	(26,576)
Loss before income taxes	(19,088)	(28,222)	(100,521)	(80,997)
Income tax (expense) benefit	257	(2,062)	423	(2,692)
Net loss	(18,831)	(30,284)	(100,098)	(83,689)
Loss attributable to noncontrolling interest	144	125	601	619
Net loss attributable to Clean Energy Fuels Corp.	$(18,687)	$(30,159)	$(99,497)	$(83,070)
Net loss attributable to Clean Energy Fuels Corp. per share:
Basic and diluted	$(0.08)	$(0.13)	$(0.45)	$(0.37)
Weighted-average common shares outstanding:
Basic and diluted	223,016,010	223,453,274	222,904,785	223,346,127